                                                                    EXHIBIT 99.1

                WHEELING-PITTSBURGH STEEL'S REVISED $250 MILLION
                     LOAN GUARANTEE APPLICATION IS APPROVED.

New York-WHX Corp. (NYSE: WHX)
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     WHEELING,   W.V.,  March  26  /PRNewswire/  --  Wheeling-Pittsburgh   Steel
Corporation  today  announced  that its  revised  $250  million  loan  guarantee application has been approved by the Emergency Steel Loan Guarantee  Board.  The announcement  comes less than a month after the company's  original  application
was  rejected.   The  revised  application   included   substantial   additional
contributions from company creditors, suppliers, and the states of West Virginia and Ohio.

     "Approval of the loan  guarantee  is a milestone  event for the company and its employees,"  said James G. Bradley,  President and CEO. "We have worked long and hard developing a plan that will make Wheeling-Pittsburgh  Steel competitive over the long-term.  I would like to thank those who  contributed to our revised application.  Without  their help,  we could not have  successfully  amended our application.  I would also like to thank the members of the Emergency Steel Loan
Guarantee Board for expeditiously reviewing the new information."

     The   guaranteed    $250   million   loan   will   be   used   to   finance
Wheeling-Pittsburgh  Steel's emergence from bankruptcy protection.  It will also
fund  the   company's   strategic   plan,   which  calls  for   investments   in
state-of-the-art technology that will improve its manufacturing efficiency.

     A major  component  of the  company's  plan of  reorganization  remains the installation of a $110 million electric arc furnace (EAF). The EAF would replace one of the  company's  two  operating  blast  furnaces.  An EAF  typically  uses recycled  scrap steel and scrap  alternatives  as 100 percent of its  feedstock.
Wheeling-Pittsburgh  Steel, however, will have the capability to feed both scrap and liquid iron from its remaining blast furnace into its EAF.

     "The   Byrd   Bill   loan    guarantee   is   the   foundation   on   which
Wheeling-Pittsburgh  Steel  will  build  its  future,"  Bradley  said.  "I  have confidence  that our new  manufacturing  configuration,  when  combined with the determination and skill of our employees,  will keep steel  manufacturing in the
Upper Ohio Valley for years to come.

     "Wheeling-Pittsburgh  Steel has been through tough times since it filed for bankruptcy  protection  in  November  2000.  Our  employees,  though,  have been tougher.  I am  gratified  by how much we have been able to  accomplish  when we closed ranks and worked  together to ensure the survival of this great company,"
Bradley  said.  "We will work to keep that  spirit  alive as we  transform  this company into a competitive steel manufacturing and metal products company."

     Bradley noted that the company  received  strong support from the political leadership of West Virginia and Ohio for its loan guarantee application.

     "Without the leadership of Sen.  Robert Byrd,  Wheeling-Pittsburgh  Steel's
3,800 employees would be facing a bleak future," Bradley noted. "By creating and fighting for the Emergency  Steel Loan  Guarantee  Program,  Sen. Byrd has given this company and its workers the  opportunity  to build a future for  themselves and for the communities in which they live and work."

     Bradley  also praised the support of Sen. Jay  Rockefeller,  West  Virginia
Governor Bob Wise and Ohio Governor Bob Taft.

     "Sen  Rockefeller  has  aggressively  supported the company  throughout its bankruptcy  proceedings and has been an unflinching  ally," Bradley said.  "Gov.
Wise and Gov. Taft played critical roles during the process of putting  together revisions of our Byrd Bill application.  In addition, Sen George Voinovich, Sen.
Mike DeWine,  Rep.  Alan  Mollohan,  Rep. Bob Ney and Rep. Ted  Strickland  have consistently demonstrated their support of our loan guarantee application."

     Others who have supported the company's  application  include West Virginia
Representatives Nick Rahall and Shelly Moore Capito.

     The Emergency  Steel Loan Guarantee  Program  provides a minimum 85 percent federal  loan  guarantee  for  the  lender.  In  addition  to the  federal  loan guarantee, the states of Ohio and West Virginia have agreed to provide financing of $12  million  and $15  million,  respectively,  as part of the loan  package.
Suppliers  have  agreed  to  finance  up to an  additional  $8  million  of  the non-guaranteed portion of the loan.

     Royal Bank of Canada ("RBC")  originally filed the application on behalf of the company in September  2002. RBC Capital  Markets,  the corporate  investment banking arm of RBC, will structure and arrange the loan,  with RBC Dain Rauscher acting as advisor to the company in connection with its restructuring.

     Wheeling-Pittsburgh is the nation's eighth largest domestic steel producer.

     Statements in this release that express a belief, expectation or intention, as well as those  which are not  historical  fact,  are  forward  looking.  They involve a number of risks and  uncertainties  which may cause actual  results to differ  materially from such forward looking  statements.  For more  information about  these  risks  and  uncertainties,  please  refer  to  Wheeling-Pittsburgh
Corporation's filings with the Securities and Exchange Commission.